                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ------------------------
                           OEC MEDICAL SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)
                            ------------------------
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
     [ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Dated filed:

                           OEC MEDICAL SYSTEMS, INC.

                           384 Wright Brothers Drive
                          Salt Lake City, Utah 84116

April 7, 1999

TO OUR STOCKHOLDERS:

  You are invited to attend the Annual Meeting of Stockholders of OEC Medical Systems, Inc. (the "Company"), which will be held at 8:00 a.m. on Thursday, May 13, 1999 at the offices of OEC Medical Systems, Inc., 384 Wright Brothers Drive, Salt Lake City, Utah, 84116.

  At this important meeting, you will be asked to vote on the election of directors and to ratify the selection of Deloitte & Touche LLP as the Company's accountants. Your Board of Directors unanimously recommends to the stockholders of the Company that they vote FOR the nominees to the Board of Directors and FOR the ratification of the Company's selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1999.

  Your vote is important to the Company. Whether or not you plan to attend the meeting, please return a completed proxy card in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

  We look forward to seeing you at the meeting.

                                       Sincerely,

                                       /s/ Joseph W. Pepper
                                       --------------------
                                       Joseph W. Pepper
                                       President & CEO

                           OEC MEDICAL SYSTEMS, INC.

                           384 Wright Brothers Drive
                          Salt Lake City, Utah 84116

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 13, 1999

  The Annual Meeting of the Stockholders of OEC Medical Systems, Inc. (the "Company") will be held at 8:00 a.m. MDT on Thursday, May 13, 1999, at the offices of OEC Medical Systems, Inc., 384 Wright Brothers Drive, Salt Lake City, Utah, 84116, for the following purposes:

  1. To elect six directors of the Company. Management's nominees for election are Gregory K. Hinckley, Benno P. Lotz, Allan W. May, Ruediger Naumann-Etienne, Joseph W. Pepper and Chase N. Peterson.

  2. To ratify the appointment of Deloitte & Touche LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 1999.

  3. To transact such other business as may properly come before the meeting and any adjournment thereof.

  Stockholders of record at the close of business on April 1, 1999 will receive this notice and are entitled to vote at the meeting.

  Please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed reply envelope.

                                      BY ORDER OF THE BOARD OF
                                      DIRECTORS

                                      /s/ Clarence R. Verhoef
                                      ------------------------
                                      Clarence R. Verhoef
                                      Secretary

Dated: April 7, 1999

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                           OEC MEDICAL SYSTEMS, INC.

                           384 Wright Brothers Drive
                          Salt Lake City, Utah 84116

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 13, 1999

  This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of OEC Medical Systems, Inc. ("OEC" or the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held on May 13, 1999, at 8:00 a.m., Mountain Daylight Time, at the offices of OEC located at 384 Wright Brothers Drive, Salt Lake City, Utah or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the Proxy were first mailed to stockholders on or about April 7, 1999. A copy of the Company's Annual Report to Stockholders for 1998 accompanies this Proxy Statement.

  The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Proxy and any additional soliciting material furnished to stockholders, will be borne by OEC. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses. The Company has employed ChaseMellon Shareholder Services, a proxy solicitation firm, to solicit proxies. The amounts to be paid to such proxy solicitation firm are not expected to exceed $15,000. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for any such services.

  The Company's principal executive offices are located at 384 Wright Brothers Drive, Salt Lake City, Utah 84116.

                                 VOTING RIGHTS

  The close of business on April 1, 1999 was the record date for stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of that date, OEC had 12,664,899 outstanding shares of Common Stock. All of the outstanding shares of Common Stock on the Record Date are entitled to vote at the Annual Meeting, and stockholders of record entitled to vote at this meeting will have one vote for each share so held on the matters to be voted upon, including voting on the election of directors.

                             REVOCATION OF PROXIES

  Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, as set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the six nominees for director and FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                PROPOSAL NO. 1

                     NOMINATION AND ELECTION OF DIRECTORS

  Six directors are to be elected at the 1999 Annual Meeting, each to serve until the next annual meeting of stockholders and until his successor shall be elected and qualified, or until his earlier death, resignation or removal. The six candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

  If any nominee is not available for election (a contingency the Company does not now foresee) it is the intention of the Board of Directors to recommend the election of a substitute nominee, and proxies in the accompanying form will be voted for the election of any substitute nominee, unless authority to vote such proxies in the election of directors has been withheld. Unless you request on your proxy form that voting of your proxy be withheld for any one or more of the following nominees for director, your proxy will be voted for the election of the six nominees listed below.

Information with Respect to Nominees

  The names of and certain information with respect to the persons nominated by the Board of Directors for election as directors are included below.

  Name                     Age Position and Other Information
  ----                     --- ------------------------------
  Gregory K. Hinckley       52 Director
  Benno P. Lotz             68 Director
  Allan W. May              51 Director
  Ruediger Naumann-Etienne  52 Chairman of the Board
  Joseph W. Pepper          52 President and Chief Executive Officer
  Chase N. Peterson         69 Director

  Gregory K. Hinckley has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics Corporation since 1996. From 1992 to 1996, he was Senior Vice President and Chief Financial Officer of VLSI Technology, Inc. He is also a director of Amkor Technology, Inc. and has been a director of the Company since June 1995.

  Benno P. Lotz is a self-employed management consultant. From 1976 to 1983, he was President and Chief Executive Officer of Orthopedic Equipment Company, Inc. In 1983, when that entity became a subsidiary of the Company's predecessor, Diasonics, Inc., he was named Chairman and General Manager of OEC-Diasonics, Inc., a position that he held until his retirement in 1991. He has been a director of the Company since March 1995.

  Allan May has been President and Chief Operating Officer of Intella Interventional Systems, Inc. since August 1997. From November 1996 to August 1997, he was President and CEO of MAST Immunosystems, Inc. Prior to that, he had been Senior Vice President, Strategic Development, General Counsel and Secretary of the Company since 1994. He was Senior Vice President, Business Development and General Counsel and Secretary of Diasonics Utrasound, Inc. from October 1993 through October 1994. He has been a director of the Company since February 1994.

  Ruediger Naumann-Etienne is Chairman of the Board. He was President and Chief Executive Officer of OEC from 1995 to 1997, a position, which he resigned in May 1997 when Joseph W. Pepper joined the Company. He has been a director of the Company since 1989, and was named Chairman in September 1993. He was President and Chief Operating Officer of the Company from 1987 to 1990 and Executive Vice President and Chief Financial Officer from 1984 to 1988. He has also been Managing Director of Intertec since 1990.

  Joseph W. Pepper was named President and Chief Executive Officer, and appointed to the Board of Directors of OEC, in May 1997. Prior to joining OEC, he was President of the Medical Devices Division of Ohmeda, Inc. from 1995 to 1997. From 1992 to 1995, he was President of Ohmeda's Medical Systems Division, and from 1988 to 1992, he was Vice President in charge of the Monitoring Business Unit. Prior to that, Mr. Pepper held engineering management positions at General Electric and at the Electric Power Research Institute. He is a director on the board of Heartlab, Inc.

  Chase N. Peterson, M.D. has been Professor of Internal Medicine (Clinical) at the University of Utah since 1983 and Professor of Family and Preventive Medicine (Clinical) since 1991. He was President of the University of Utah from 1983 through 1991. Dr. Peterson is a director on the boards of First Security Corporation, O.C. Tanner, Utah Power, The Homeless Health Clinic, Grand Canyon Trust, and Utah Open Lands. He has been a Director of the Company since October 1993.

  Committees of the OEC Board. During 1998, there were eight meetings of the Board of Directors of the Company. OEC has standing Audit, Nominations and Compensation Committees. Each director attended or participated in at least 75% of the aggregate of (i) the total number of Board meetings held during the 1998 fiscal year and (ii) the total number of meetings held during such year by each Committee on which he served. The Audit Committee, currently consisting of Messrs. Hinckley, Lotz, May and Peterson, recommends to the Board, subject to stockholder approval, the engagement of the independent auditors and reviews the independence of the auditors and the scope and results of OEC's procedures for the adequacy of its system of internal accounting controls. The Nominations Committee, currently consisting of Messrs. May and Peterson, selects and nominates to the Board nominees for election as directors. The Compensation Committee, currently consisting of Messrs. Hinckley and Peterson, reviews and recommends to the Board the remuneration arrangements for senior management of OEC, administers its compensation and employee benefit plans and administers the Company's Stock Plan and the Employee Incentive Stock Acquisition Plan.

The Board of Directors recommends that the stockholders vote FOR the nominees to the Board of Directors.

                                 COMPENSATION

  The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Officers") whose salary and bonus for the 1998 fiscal year was in excess of $100,000, for services rendered in each of the fiscal years ended December 31, 1998, 1997 and 1996, respectively.

                          SUMMARY COMPENSATION TABLE

                                                        Long-Term
                                     Annual           Compensation
                                  Compensation           Awards
                               ------------------ ---------------------
        Name and                                        Number of          All Other
       Principal                Salary            Securities Underlying     Compen-
        Position          Year ($)(/1/) Bonus ($)        Options        sation ($)(/2/)
       ---------          ---- -------- --------- --------------------- ---------------
Joseph W. Pepper(/3/)...  1998 270,005   175,500          20,000             43,467
President and Chief
 Executive Officer        1997 168,234   211,975         150,000            151,412
                          1996     --        --              --                 --

Randy W. Zundel.........  1998 177,524   116,025          10,000             18,908
Executive Vice
 President, Chief
 Operating &              1997 169,190   133,754             --              20,182
 Chief Financial Officer  1996 160,857   110,254          30,000             19,219

Barry K. Hanover........  1998 140,972    14,175          10,000             14,572
Executive Vice
 President, Engineering
 & Chief                  1997 134,032    86,881             --              15,032
 Technical Officer        1996 123,488    65,081          25,000             13,127

Larry E. Harrawood......  1998 163,926    85,574          10,000             18,083
Executive Vice
 President, Clinical &
 Market                   1997 158,323   103,176             --              20,009
 Development              1996 151,390    85,304          20,000             19,045

F. Daniel Edwards.......  1998  94,597   128,278           7,500              3,000
Vice President, US Sales
 & Sales Support          1997  87,717   112,324           7,500              3,000
 Marketing                1996  79,997    91,221          37,300              3,000

--------
  (1) Includes salary deferred under the Company's 401(k) Saving Plan.

  (2) For the 1998 fiscal year the indicated amount for each Named Officer was comprised of (i) the contributions made by the Company to the Company's 401(k) Savings Plan on behalf of each such officer which match his salary deferral contributions to such plan, up to a maximum match of $3,000 per participant, and (ii) the imputed cost of life insurance coverage provided by the split dollar life insurance policy which the Company maintains for each Named Officer plus the value to the Named Officer of the benefit provided by the Company's payment of the premium on such insurance policy.

                                             Plan Contribution Insurance Benefit
                                                   1998              1998
                                             ----------------- -----------------
Mr. Pepper..................................       3,000            40,467
Mr. Zundel..................................       3,000            15,908
Mr. Hanover.................................       3,000            11,572
Mr. Harrawood...............................       3,000            15,083
Mr. Edwards.................................       3,000               --

  (3) Dr. Joseph W. Pepper joined OEC Medical Systems, Inc. in May 1997 as President and CEO. He was paid $143,755 to cover his relocation expenses to Salt Lake City, Utah.

Option Grants in Last Fiscal Year

  The following table contains information concerning the grant of stock options under the Company's 1998 Stock Option Plan for the 1998 fiscal year to each of the Named Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            Potential Realizable Value
                                                                              at Assumed Annual Rates
                                                                            of Stock Price Appreciation
                                                                                  for Option Term
                                                                            ----------------------------
                                    % of Total
                         Options  Options Granted
                         Granted  to Employees in Exercise Price Expiration
          Name             (#)(/1/) Fiscal Year        $(Sh)(/2/)   Date          5%(/3/)      10%(/3/)
          ----           -------  --------------- -------------- ---------- ------------- --------------
Joseph W. Pepper........ 20,000         7.6%          20.25       6/16/08         254,702       645,466
Randy W. Zundel......... 10,000         3.8%          20.25       6/16/08         127,351       322,733
Barry K. Hanover........ 10,000         3.8%          20.25       6/16/08         127,351       322,733
Larry E. Harrawood...... 10,000         3.8%          20.25       6/16/08         127,351       322,733
F. Daniel Edwards.......  7,500         2.8%          20.25       6/16/08          95,513       242,050

  (1) These options were granted June 16, 1998. They will become immediately exercisable for all the option shares should any of the following change in control events occur while the optionee continues in the Company's service:
(i) an acquisition of the Company by merger or sale of substantially all of the Company's assets or 50% or more of the Company's outstanding common stock that causes the optionee to lose his/her status as employee, consultant or board member within one year of the closing date, (ii) the successful completion of a hostile tender offer for more than 40% of the Company's outstanding common stock, (iii) a change in the composition of more than one-third of the Board members by proxy contest or (iv) the dissolution or liquidation of the Company.

  (2) The exercise price may be paid in cash, in shares of Company Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

  (3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Company Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Option Exercises and Holdings

  The following table provides information, with respect to the Named Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No stock appreciation rights were exercised during the last fiscal year, nor were any stock appreciation rights outstanding at the end of such fiscal year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                    Value of Unexercised
                                                                                   In-the-money Options at
                                         Value Realized   Number of Securities      FY-End (Market price
                                         (Market price   Underlying Unexercised   shares at FY-end [$31.44]
                                          at exercise     Options at FY-End (1)   less exercise price) (1)
                         Shares acquired  less exercise ------------------------- -------------------------
          Name           on exercise (#)     price)     Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- -------------- ----------- ------------- ----------- -------------
Joseph W. Pepper........      3,500         $ 15,531       74,000      92,500     $1,042,375   $1,309,500
Randy W. Zundel.........     29,010          490,010      134,115      21,875      3,279,654      356,289
Barry K. Hanover........     13,000          222,303       87,897      20,103      2,151,008      317,867
Larry E. Harrawood......     26,600          429,435      127,500      17,500      3,168,906      270,156
F. Daniel Edwards.......         --              --        24,757      14,012        442,763      213,662

--------

  (1) Includes options granted under a predessor plan (the "OEC Plan") prior to the distribution ("Distribution") by the Company of its interests in Diasonics Ultrasound, Inc. and FOCAL Surgery, Inc. to its stockholders on September 30, 1993 which were adjusted to reflect such Distribution ("OEC Adjusted Options"). Pursuant to the Distribution, each option (the "Diasonics Option") outstanding under the OEC Plan which was not exercised prior to the Distribution was split into three separately exercisable options -- the OEC Adjusted Option, the Diasonics Ultrasound Adjusted Option and the FOCAL Surgery Adjusted Option (together, the "Adjusted Options"). Each OEC Adjusted Option covers the same number of shares of Common Stock as the number of shares subject to the Diasonics Option to which it relates.

  Each OEC Adjusted Option in general has the same terms and conditions (including the same vesting/exercise schedule) as in effect for the Diasonics Option immediately prior to the Distribution. However, the per share exercise price in effect under the Diasonics Option immediately prior to the Distribution was allocated among each of the Adjusted Options on the basis of the relative fair market values of the underlying common stock of each of the three companies after the Distribution.

  For purposes of vesting and continued exercisability of each OEC Adjusted Option, employment or service (whether as an employee, consultant or non-employee director) with any one of the three companies or their respective subsidiaries will be treated as service and employment with the Company, as if the Distribution did not take place. Accordingly, each of the OEC Adjusted Options held by an individual after the Distribution will continue to vest and remain outstanding for so long as that individual remains in the employ or service of any one of the three companies or their subsidiaries. Each OEC Adjusted Option will, however, terminate and cease to be exercisable upon the earliest to occur of (i) the specified expiration date of the original Diasonics Option, (ii) the expiration of the three (3)-month period following the date the option holder ceases all employment and service relationships with the three companies and their subsidiaries or (iii) the expiration of the twelve (12)-month period following the date of the option holder's death or permanent disability if such individual dies or becomes disabled while in the service of one or more of the companies.

  The number of shares of Company Common Stock purchasable by each Named Officer under his OEC Adjusted Option at the end of the 1998 fiscal year is as follows: Dr. Pepper -0- shares; Mr. Zundel 9,000 shares; Mr. Hanover -0-shares; Mr. Harrawood -0- shares; Mr. Edwards -0- shares.

  Director's Compensation. As Chairman of the Board of Directors, Ruediger Naumann-Etienne receives annual compensation of $120,000 and is eligible for participation in the management incentive plan, which resulted in a bonus for 1998 of $78,000. All other non-employee members of the Board are paid an annual retainer of $20,000 plus reimbursement of all out-of-pocket costs incurred in connection with their attendance at Board or committee meetings.

  The Company's 1998 Stock Option Plan contains an automatic option grant program for non-employee Board members. Under that program, each non-employee Board member automatically receives a non-statutory option grant for 3,000 shares of Common Stock upon his initial election or appointment to the Board, and each eligible individual re-elected as a non-employee Board member at one or more Annual Stockholders Meetings also receives an automatic option grant on the date of each such Annual Meeting for an additional 3,000 shares (provided such individual has not received an initial automatic grant within the preceding six months). Each grant will have an exercise price per share equal to the market price of the Common Stock on the grant date. Each grant will become exercisable over the optionee's period of Board service in three equal annual installments, beginning one year after the grant date. However, in the event there is a change in control of the Company whether effected by merger, sale of substantially all of the Company's assets or 50% or more of the outstanding Common Stock or the completion of a hostile tender offer for 40% or more of the outstanding Common Stock, or in the event there is a change in the composition of one-third or more of the Board members effected through a contested election of Board members or in the event of dissolution or liquidation of the Company, then each automatic grant outstanding for at least six months will immediately accelerate and become exercisable for all of the option shares. Each of the automatic grants will have a maximum term of ten years measured from the grant date, subject to earlier termination upon the optionee's cessation of Board service. Upon the successful completion of a hostile tender offer for 40% or more of the outstanding Common Stock, options will automatically be canceled in return for a cash distribution from the Company based upon the tender-offer price of the shares of Common Stock subject to the canceled options. Messrs. Hinckley, Lotz, May and Peterson received an automatic option grant for 3,000 shares upon re-election to the Board at the 1998 Annual Meeting pursuant with the 1998 Stock Option Plan. Each such automatic option grant had an exercise price of $20.25 per share and will become exercisable on three successive equal annual installments over the period of continual Board service measured from the grant date. Upon re-election to the board at the 1998 Annual Meeting, Dr. Naumann received an option grant for 10,000 shares.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent stockholders for the 1998 fiscal year were filed in compliance with SEC guidelines.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors, subject to review by the full Board, is responsible for the establishment of remuneration arrangements for senior management and the administration of compensation and employee benefits plans. In addition, the Compensation Committee sets the base salary of the Company's executive officers, approves individual bonus programs for executive officers, and administers the Company's 1990 Stock Plan and the 1998 Stock Option Plan under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in the Proxy Statement.

  The objectives of the Company's executive compensation program are to motivate and retain current executives and to attract future ones. The Company's executive compensation program is designed to: (1) provide a direct and substantial link between Company performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine the Company's position in the medical device and high technology labor markets and be competitive in those labor markets.

  The Company positions its executive pay levels at the median of U.S. medical and technology companies. To this end, the Company tracks executive pay levels against companies of similar size, i.e., approximately $100-$200 million in revenue. The Committee also considers geographic location and companies that may compete with OEC in recruiting executive talent.

  The data utilized by the Committee in establishing executive compensation levels is compiled by the Vice President, Human Resources, who has responsibility to verify that compensation is competitive for similar positions. Primarily, three compensation surveys were used: (1) the 1998 Radford Associates/Alexander & Alexander Consulting Group's "Management Total Compensation Report", (2) the 1998 Radford Salt Lake Area compensation survey, and (3) a November 1998 customized, senior level, executive survey of Utah based companies prepared by the Industrial Relations Council, a private Utah employers association.

  The Company's executive compensation program has three components: (1) base salary, (2) short-term incentives, and (3) long-term incentives. Base salary is used primarily as an attraction and retention device. Base pay is established within discrete ranges as determined for each position and is adjusted on a merit review basis each February. Pay is sufficiently variable, under the program, that 75th percentile performance will result in 75th percentile pay levels and below median performance levels will result in below median pay. Base pay increases are determined by long-term contributions to the Company's performance as well as the individual executive's position, duties and responsibilities.

  Dr. Joseph W. Pepper's salary as Chief Executive Officer was established by the committee who established his level of base compensation at $270,000 per year, based upon negotiation with Dr. Pepper and the compensation levels in effect for chief executive officers at similar sized medical and technology companies on the basis of the compensation surveys of these companies. Dr. Pepper's base compensation level is at the 25th percentile.

  Short-term incentive pay is paid on an annual basis, if earned. Incentive pay is provided through the Management Incentive Plan (MIP). Each year individual and financial objectives are established. To the degree a participant meets or exceeds his/her personal objectives and the business unit and the Company meets or exceeds its financial objectives, the participating executive will receive a bonus payable in February following the close of the fiscal year.

  The measurement of Company financial performance used in determining individual incentive pay is operating income. Payments are made based upon performance versus the target. Performance above the target results in proportionately higher bonus payouts. Likewise, below target performance results in proportionately lower bonus payouts (50 percent of the target bonus at 75 percent of target achievement). All bonuses become discretionary if performance is below 75 percent of target performance. Since financial performance for fiscal 1998 exceeded expectations, the Chief Executive Officer received a $175,500 bonus and all other executive officers as a group received bonuses totaling $344,052.

  Long-term incentives are provided through stock options. The stock option plan is intended to provide incentive to key employees of the Company and attract new employees with outstanding qualifications, in addition to incenting executives to make the types of decisions that will continue to improve Company performance in the long term. The number of shares subject to each option grant is based upon the officer's tenure, level of responsibility and relative position with the Company. The Company has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of option shares based upon the individual's position with the Company and his/her existing holdings of vested options. However, the Committee does not adhere strictly to these guidelines and will vary the size and terms of the option grant made to each executive officer as it feels the circumstances warrant. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years), provided the officer continues in the Company's employ. In 1998, 57,500 options were granted to executive officers (see distribution in the preceding Option Grant Table) under the Company's 1998 Stock Option Plan.

  In total, about one-third of the Chief Executive Officer's annual compensation is variable upon meeting the financial target. Looking forward over a five-year term and calculating the values of stock options, about 60% of the Chief Executive Officer's total compensation will be variable. The Chief Executive Officer's targeted pay mix is heavily weighted toward long-term incentives and, therefore, long-term corporate and stock market performance.

  Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The compensation to be paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. Any compensation deemed paid to an executive officer upon his exercise of option grants qualifies as performance-based compensation, which will not be subject to the $1 million limitation. Since it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officer. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

  Submitted by the Compensation Committee of the Company's Board of Directors.

  Gregory K. Hinckley
  Dr. Chase N. Peterson

          EMPLOYMENT CONTRACTS AND CHANGE OF EMPLOYMENT ARRANGEMENTS

  No executive officers of the Company have employment agreements with the Company.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee is a current or former employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                               PERFORMANCE GRAPH

  The following graph shows (i) a five-year comparison of cumulative stockholder returns for the Company, Standard & Poors MIDCAP400 and Standard & Poors Healthcare (Medical Products & Supplies), the Company's newly selected indices, for December 31, 1993 through December 31, 1998.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, neither the preceding Compensation Committee Report on Executive Compensation, nor the Comparison of Cumulative Total Return graph shall be incorporated by reference into any such filings, nor shall such report or graph be incorporated by reference into any future filings made by the Company under these statues.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                           Cumulative Total Return
                                ---------------------------------------------
                                12/93   12/94   12/95   12/96   12/97  12/98

OEC MEDICAL SYSTEMS, INC.        100      95     142     218     290    457
S & P MIDCAP 400                 100      96     126     150     199    228
S & P HEALTH CARE
 (MEDICAL PRODUCTS & SUPPLIES)   100     119     200     230     287    413

(1) Assumes $100 was invested in each of the Company's stock, the Standard & Poors MIDCAP400 and Standard & Poors Healthcare (Medical Products & Supplies) as of December 31, 1993. Total stockholder return assumes reinvestment of dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of March 31, 1999 concerning beneficial ownership of Common Stock by each of the directors, nominees for directors, and the named Officers in the Summary Compensation Table, known beneficial holders of more than 5% of the outstanding Common Stock and all directors and executive officers as a group. All information is based on information known to the Company with respect to such persons' beneficial ownership of shares of Company common stock as of March 31, 1999. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares held in their names, subject to community property laws, if applicable:

                                                       Number of
                                                         Shares    Approximate
                                                      Beneficially Percentage
              Name of Beneficial Owner                   Owned      Ownership
              ------------------------                ------------ -----------
Forstmann-Leff Assoc., Inc. .........................  3,026,050      23.8%
 FLA Asset Management, Inc.
 Stamford Advisors Corp.
 55 East 52nd Street
 New York, NY 10055(/1/)
FMR Corporation......................................  1,312,000      10.3%
 82 Devonshire Street
 Boston, MA 02109(/1/)
Peter B. Cannell & Co., Inc..........................    711,781       5.6%
 645 Madison Avenue,
 New York, NY 10022(/1/)
Ruediger Naumann-Etienne(/2/)........................    171,852       1.3%
Joseph W. Pepper(/2/)................................     95,432         *
Randy W. Zundel(/2/).................................    139,351       1.1%
Barry K. Hanover(/2/)................................     88,628         *
Larry E. Harrawood(/2/)..............................    151,324       1.2%
F. Dan Edwards(/2/)..................................     16,381         *
Gregory K. Hinckley(/2/).............................     12,418         *
Benno P. Lotz(/2/)...................................     14,142         *
Allan W. May(/2/)....................................    134,646       1.1%
Chase N. Peterson(/2/)...............................     20,084         *
All executive officers and directors as a group (10      844,258       6.6%
 persons)(/3/).......................................

--------

(*)  Less than 1%.
(1) Information provided pursuant to Schedule 13G reports filed with the Securities Exchange Commission in February 1999.
(2) Includes options to purchase common stock which are currently exercisable or will become exercisable within 60 days of March 31, 1999, as follows:
    Dr. Naumann-Etienne, 133,125; Dr. Pepper, 90,250 shares; Mr. Zundel, 136,615; Mr. Hanover, 86,875; Mr. Harrawood, 129,375 shares; Mr. Edwards, 16,381; Mr. Hinckley, 12,418 shares; Mr. Lotz, 5,642; Mr. May, 134,084;
    Mr. Peterson, 19,084.
(3) Includes options to purchase 763,849 shares of common stock, which are currently exercisable or will become exercisable within 60 days of March 31, 1999.

             PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

  The firm of Deloitte & Touche LLP served as independent auditors for the Company for the year ended December 31, 1998. The Board of Directors has appointed, subject to the ratification by the stockholders, Deloitte & Touche LLP as independent auditors for the year ending December 31, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so and to be available to respond to appropriate questions.

The Board of Directors Recommends to the Stockholders That They Vote FOR Ratification of the Appointment of Deloitte & Touche LLP.

                            STOCKHOLDERS' PROPOSALS

  Proposals of stockholders that are intended to be presented at the 2000 Annual Meeting of Stockholders of the Company must be received by December 26, 1999 in order to be considered for inclusion in the proxy statement and proxy relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Clarence R. Verhoef
                                          ----------------------------------
                                          Clarence R. Verhoef
                                          Secretary

                            OEC MEDICAL SYSTEMS, INC.


           This Proxy is solicited on behalf of the Board of Directors

         The undersigned appoints Joseph W. Pepper and Clarence R. Verhoef, jointly and severally, as proxies, with full power of substitution, to vote all the shares of Common Stock of OEC Medical Systems, Inc. (The "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the offices of OEC Medical Systems, Inc., 384 Wright Brothers Drive, Salt Lake City, Utah 84116 on Thursday, May 13, 1999; at 8 a.m. Utah time, as instructed on the reverse, and upon all matters which may properly be considered at such meeting or any adjournment thereof. To vote in accordance with the Board of Directors recommendations, merely sign below; no boxes need be checked.


                          (Continued on the other side)

1.       Election of Directors: Gregory K. Hinckley,
         Benno P. Lotz, Allan W. May, Ruediger Naumann-
         Etienne, Joseph W. Pepper and Chase N. Peterson

2. Ratification of Deloitte & Touche LLP as independent auditors for 1999.



                  FOR all nominees listed
                  (Except any Nominee whose
                  name has been struck out)


                    The proxies designated on the reverse are directed to vote as instructed above, or, if no instruction is made, to vote in accordance with the recommendations of the Board of Directors, and in accordance with the discretion of the proxies on such other matters as may properly come before the meeting. Such authority includes the right, in the discretion of the proxies, and each of them to emulate votes for the election of Directors in each class and thereby distribute, in such proportions within each class as the proxies see fit, the votes represented by this proxy among the nominees in each class named above.


Signature(s)
            -------------------------------------------------------------------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.